UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

CO-DIAGNOSTICS, INC.
(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CODX	NASDAQ Capital Market

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2020, Co-Diagnostics, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the sale by the Company of 470,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $9.00 per share in a registered direct offering priced at-the-market under the Nasdaq rules. The aggregate gross proceeds for the sale of the Common Shares is expected to be approximately $4,230,000. The closing of the offering is expected to occur on or about March 2, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. LLC, is acting as the exclusive lead placement agent in connection with the offering and Maxim Group LLC is acting as co-placement agent in connection with the offering. The Company has agreed to pay the placement agents an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the offering. The Company also agreed to pay the lead placement agent $15,000 for non-accountable expenses and $12,900 for clearing expenses.

The net proceeds to the Company from the offering, after deducting the placement agents’ fees and offering expenses, are expected to be approximately $3,965,220. The Company intends to use the net proceeds from this offering for acquisition of PCR (polymerase chain reaction) equipment and raw materials to be used in connection with sale of tests used to diagnose infectious disease, including strains and mutations of coronavirus, as well as research and development costs associated with test development for additional pathogens and test menu expansion, and for working capital and other general corporate purposes.

The Common Shares sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, that was originally filed on August 14, 2018 and declared effective by the Securities and Exchange Commission (“SEC”) on September 7, 2018, and the base prospectus contained therein (File No. 333-226835) (the “Registration Statement”). The Company will file a final prospectus supplement and the accompanying prospectus with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Purchase Agreement is subject to, and qualified in their entirety by, such agreement, which is incorporated herein by reference.

The legal opinion and consent of Carmel, Milazzo & DiChiara LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 27, 2020, the Company issued a press release announcing the sale of the Common Stock described above under Item 1.01 of this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	5.1	Opinion of Carmel, Milazzo & DiChiara LLP
	10.1	Form of Securities Purchase Agreement, dated February 27, 2020.
	23.1	Consent of Carmel, Milazzo & DiChiara LLP (included in the opinion of Carmel, Milazzo & DiChiara LLP as Exhibit 5.1)
	99.1	Press Release, dated February 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight H. Egan
Name:	Dwight H. Egan
Title:	Chief Executive Officer

Date: February 27, 2020